                                                                    EXHIBIT 10.7

                                      LEASE

                                     BETWEEN

                                  DAVID F. POST

                                       AND

                              DOVER SADDLERY, INC.

                             DATE: OCTOBER 12, 2001

                                TABLE OF CONTENTS

                                                                               Page
1.    Agreement                                                                  1
2.    Premises                                                                   1
3.    Term                                                                       1
      (a) Initial Term                                                           1
      (b) Option to Extend                                                       1
4.    Rent                                                                       1
5.    Taxes                                                                      3
6.    Utilities                                                                  4
7.    Insurance                                                                  4
      (a) "All-Risk" Coverage                                                    4
      (b) General Liability                                                      4
      (c) Other Matters                                                          5
      (d) Additional Insureds                                                    5
8.    Compliance with Laws                                                       5
      (a) Tenant's Obligations                                                   5
      (b) Right to Contest Laws                                                  6
      (c) Tenant's Obligations with Respect to Health and Safety                 6
9.    Representations and Warranties of Landlord                                 7
      (a) Ownership of Premises                                                  7
      (b) Compliance with Laws (Generally)                                       7
      (c) Compliance with Environmental Laws                                     7
9A.   Opinion of Counsel                                                         9
10.   Signs                                                                      9
11.   Repairs and Maintenance                                                    9
12.   Alterations                                                               10
13.   End of Term                                                               10
14.   Damage and Destruction                                                    11
15.   Condemnation                                                              12
      (a) Termination                                                           12
      (b) Partial Condemnation                                                  12
      (c) Award                                                                 12
16.   Subordination                                                             12
      (a) General                                                               12
      (b) Attornment                                                            13
17.   Landlord's Access                                                         13
18.   Indemnification, Waiver and Release                                       13
19.   Security Deposit                                                          15
20.   Covenant of Quiet Enjoyment                                               15
21.   Default                                                                   15
      (a) Cure                                                                  15
      (b) Events of Default                                                     16

      (c) Remedies                                                              16
22.   Parking                                                                   18
23.   Miscellaneous                                                             18
      (a) Holding Over                                                          18
      (b) Estoppel Certificates                                                 18
      (c) No Waiver                                                             19
      (d) Authority                                                             19
      (e) Notices                                                               19
      (f) Attorneys' Fees                                                       20
      (g) Waiver of Jury Trial                                                  20
      (h) Binding Effect                                                        20
      (i) Intentionally Omitted                                                 20
      (j) Septic System                                                         20
      (k) Intentionally Omitted                                                 20
      (l) Exclusivity                                                           20
      (m) Intentionally Omitted                                                 21

                                      LEASE

      THIS LEASE is made on October 12, 2001, by David F. Post ("Landlord") and Dover Saddlery, Inc. ("Tenant").

1.    AGREEMENT

      Landlord leases the premises (as that term is defined in paragraph 2 and described in Exhibit A, attached hereto) to Tenant, and Tenant leases the premises from Landlord, according to this lease. The parties specifically exclude from the premises to be leased any land or buildings lying within the Commonwealth of Massachusetts.

2.    PREMISES

      The premises shall consist of the buildings shown by cross-hatching on Exhibit A, attached to this Lease, together with (i) the right to park on all land located within the red line in Exhibit A and (ii) such rights of access and egress to such buildings and such land as shall be necessary or convenient to operate Tenant's business in such buildings.

      The main building includes the heating, ventilating, and air conditioning systems and the mechanical, electrical, and plumbing systems serving the premises.

3.    TERM

      (a) Initial Term. The term of this lease will be five years, beginning on October 1, 2004 ("Commencement Date"), and expiring on September 30, 2009 ("Expiration Date").

      (b) Option to Extend. Tenant will have three (3) options to extend the term of this lease for five (5) years in each instance by written notice of its election to do so given to Landlord at least three (3) months prior to the expiration of the then current term. The terms and conditions of the lease applicable at the Expiration Date will govern the extended term.

4.    RENT

      A. Tenant will pay on January 2, 2002 $30,000 in consideration for this lease.

      B. Tenant monthly will pay Landlord rent of $13,333.34 through September 30, 2006 and base rent of $16,666.67 commencing October 1, 2006 through the end of the lease on or before the first day of each month during the term of this lease. The monthly rent will be paid in advance at the address specified for Landlord in paragraph 23 (e) or such other place as Landlord designates, without prior demand and without any abatement, deduction or setoff. If the commencement date occurs on a day other than the first day of a calendar month, or if the expiration date occurs on a day other than the last day of a calendar month, then the monthly rent for the fractional month will be prorated on a daily basis.

      C. Commencing October 1, 2007, the base rent of $16,666.67 will be adjusted according to this subparagraph 4.C and on each October 1 thereafter.

      (a)   In this paragraph,

            (1) "base year" means the twelve months preceding October 1, 2007.

            (2) "price index" means the consumer price index published by the Bureau of Labor Statistics of the United States Department of Labor, Boston - Brockton - Nashua - MA - NH - ME - CT, All Items and Major Group Figures for Urban Wage Earners and clerical Workers (1982-84=100).

            (3) "price index for the base year" means the price index as of the first month of the base year. October 2006 is the first month of the base year.

      (b) The October 1 adjustment will be based on the percentage difference between the price index for the preceding month of September and the price index for the base year.

      If the price index for September in any calendar year commencing with September 2007 is greater than the price index for the base year, then the rent payable on the next October 1 (without regard to any adjustments under this paragraph) will be multiplied by the percentage difference between the price index for such September and the price index for the base year, and the product will be added to the monthly base rent of $16,666.67 effective as of October 1. Notwithstanding the foregoing, the parties agree that any annual increase may never exceed 5% over the rent for the prior year. The adjusted annual rent will be payable until it is readjusted pursuant to the terms of this lease.

      If a substantial change is made in manner of determining the price index, then the price index will be adjusted to the figure that would have been used had the manner of computing the price index in effect at the date of this lease not been altered. If the price index (or a successor or substitute index) is not available, a reliable governmental or other nonpartisan publication evaluating the information used in determining the price index will be used.

      No adjustments will be made due to any revision that may be made in the price index for any month.

      (c) The statements of the adjustment to be furnished by Landlord as provided in subparagraph (b) will consist of data prepared for the Landlord by a firm of certified public accountants (which may be the firm now or then currently employed by Landlord for the audit of its accounts). The statements thus furnished to Tenant will constitute a final determination as between Landlord and Tenant of the relevant adjustment.

      (d) The rent to be paid by Tenant under no circumstances will be reduced.

      (e) The Landlord's delay or failure of Landlord, beyond October 1 of any year, in computing or billing for these adjustments will not impair the continuing obligation of Tenant to pay rent adjustments.

      (f) Tenant's obligation to pay rent as adjusted by this paragraph on and after October 1, 2007 will continue up to the expiration of this lease including any or all extensions of the lease and will survive any earlier termination of this lease including any early terminations during an extension of this lease.

      D. (a) Tenant also agrees that should the Landlord come to have the premises available prior to the Commencement Date, Tenant agrees upon fifteen
(15) days advance written notice (i) to take control over the premises; (ii) consistent with the limitation set forth in subparagraph 4.A, if applicable, to commence the payment of rent to Landlord; (iii) to add such additional period of availability to the Initial Term of this Lease; and (iv) to pay Landlord a premium for early occupancy as calculated under subparagraph 4.D(b) below.

      (b) Landlord shall be due an early occupancy premium in the event of early availability in accordance with the following schedule:

         Availability
        During Period                            Early Occupancy Premium
----------------------------------               -----------------------
September 1, 2001 - March 31, 2002                      $30,000.00
April 1, 2002 - September 30, 2002                      $20,000.00
October 1, 2002 - March 31, 2003                        $10,000.00

5.    TAXES

      Tenant will pay all Real Estate Taxes on a pro rata basis assessed against the commercial buildings located on the premises during the term of this lease based upon the square footage allocated to Tenant in such buildings pursuant to this lease-in relation to the total square footage contained in such buildings. Tenant shall be responsible for any Real Estate Taxes assessed against the land comprising the premises.

      "Real Estate Taxes" will include:

            (1) any form of tax or assessment (including any so-called "special" assessment), levy, charge, penalty, or tax, imposed by any authority having the direct power to tax, including any city, county, state, or federal government, or any school, agricultural, lighting, water, drainage, or other improvement or special district, against the premises, the building, or building complex, or any legal or equitable interest of Landlord in any of them;

            (2) any tax on Landlord's right to rent the premises or against Landlord's business of leasing the premises; and

            (3) any assessment, tax, fee, levy, or charge in substitution, partially or totally, of or in addition to any assessment, tax, fee, levy, or charge previously included within the definition of real estate taxes that may be imposed by governmental agencies for services such as fire protection, street, sidewalk and road maintenance, refuse removal, and for other governmental services formerly provided without charge to property owners or occupants. All new and increased assessments, taxes, fees, levies, and charges will be included within the definition of real estate taxes for purposes of this lease.

6.    UTILITIES

      Tenant will pay the appropriate suppliers for its pro rata share of all water, gas, electricity, light, heat, telephone, power, and other utilities and communications services used by Tenant on the premises during the term, which services, to the extent possible, will be separately metered and billed directly to the Tenant. Tenant will also procure, or cause to be procured, without cost to Landlord, any and all necessary permits, licenses, or other authorizations required for the lawful and proper installation and maintenance upon the premises of wires, pipes, conduits, tubes, and other equipment and appliances for use in supplying any of the services to and upon the premises. Landlord, upon request of Tenant, and at the sole expense and liability of Tenant, will join with Tenant in any application required for obtaining or continuing any of the services.

7.    INSURANCE

      (a) "All-Risk" Coverage. Tenant will, at its sole expense, obtain and keep in force, during the term of this lease, "all-risk" coverage insurance (including earthquake and flood insurance) naming Landlord and Tenant as their interests may appear and other parties that Landlord or Tenant may designate as additional insureds in the customary form for buildings and improvements of similar character, on all buildings and improvements now or hereafter this date located on the premises. Landlord and Tenant agree that the value of the existing building on the premises is on the date hereof One Million and No/100 Dollars ($1,000,000.00).

      (b) General Liability. Tenant will, at its sole expense, obtain and keep in force during the term of this lease commercial general liability insurance with a combined single limit of not less than Ten Million Dollars ($10,000,000.00) for injury to or death of any one person, for injury to or death of any number of persons in one occurrence, and for damage to property, insuring against any and all liability of Landlord and Tenant, with respect to the premises or arising out of the maintenance, use, or occupancy of the premises. To the maximum extent permitted under the Insurance Service Organization's standard contract on file with the New Hampshire Insurance Department; (1) the insurance will insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and damage to property set forth in paragraph 18, and (2) the insurance will be noncontributing with any insurance that may be carried by Landlord and will contain a provision that Landlord, although named as an insured, will nevertheless be entitled to recover under the policy for any loss, injury, or damage caused by Tenant, his agents or employees to Landlord, its agents, and employees, or the property of such persons.

      (c) Other Matters. All insurance required in this paragraph and renewals thereof will be issued by companies authorized to transact business in the State of New Hampshire. All insurance policies will be subject to review by Landlord and any lender at Tenant's offices or Tenant's insurance agent's office following reasonable advance notice; will expressly provide that the policies will not be canceled or altered without thirty (30) days' prior written notice to Landlord and any lender, in the case of "all-risk" coverage insurance, and to Landlord, in the case of general liability insurance; and will, to the extent obtainable, provide that no act or omission of Tenant which would otherwise result in forfeiture or reduction of the insurance will affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Tenant may satisfy its obligation under this paragraph by appropriate endorsements of its blanket insurance policies. At the time of the execution of this lease, and annually thereafter, Tenant shall provide Landlord with a Certificate of Insurance on or before October 1st in each year of the Lease. Tenant shall also provide a letter from Tenant's insurance agent stating that the insurances required of the Tenant under this lease have in fact been obtained; are in full force and effect; and comply with the requirements of the insurance provisions in this lease.

      (d) Additional Insureds. All policies of liability insurance that Tenant is obligated to maintain according to this lease (other than any policy of workmen's compensation insurance) will name Landlord and such other persons or firms as Landlord specifies from time to time as additional insureds. Evidence of insurance will be delivered to Landlord prior to Tenant's occupancy of the premises. All public liability, property damage liability, and casualty policies maintained by Tenant will be written as primary policies, not contributing with and not in excess of coverage that Landlord may carry.

8.    COMPLIANCE WITH LAWS

      (a) Tenant's Obligations. Tenant will not use or occupy, or permit any portion of the premises to be used or occupied:

            (1) in violation of any law, ordinance, order, rule, regulation, certificate of occupancy, or other governmental requirement;

            (2) for any disreputable business or purpose; or

            (3) in any manner or for any business or purpose that creates risks of fire or other hazards, or that would in any way violate, suspend, void, or increase the rate of fire or liability or any other insurance of any kind at any time carried by Landlord upon all or any part of the premises, including all buildings located thereon or their contents.

Tenant will comply with all laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, or occupancy of the premises, and all rules, orders, regulations, and requirements of the board of fire underwriters or insurance service office, or any other similar body, having jurisdiction over the premises as described in paragraph 2 of this lease.

      (b) Right to Contest Laws. Tenant will have the right to contest by appropriate proceedings diligently conducted in good faith in the name of Tenant, or, with the prior consent of the Landlord, in the name of Landlord, or both, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation, or legal requirement of any nature affecting the premises. If compliance with any law, ordinance, order, rule, regulation, or requirement may legally be delayed pending the prosecution of any proceeding, without incurring any lien, charge, or liability of any kind against the premises, or Tenant's interest in the premises, and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply, Tenant may delay compliance until the final determination of the proceeding. Even if a lien, charge, or liability may be incurred by reason of delay, Tenant may contest and delay, so long as (1) the contest or delay does not subject Landlord to criminal liability and (2) Tenant furnishes to Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of any contest or delay. Landlord will not be required to join any proceedings referred to in this paragraph unless the provision of any applicable law, rule, or regulation at the time in effect requires that the proceedings be brought by or in the name of Landlord, or both. In that event, Landlord will join the proceedings or permit them to be brought in its name if Tenant pays all related expenses.

      (c) Tenant's Obligations with Respect to Health and Safety.

      Tenant shall comply with all applicable law relating to public health, safety or the environment, including, without limitation, relating to the releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyl or asbestos, to the disposal, treatment, storage or management of solid or hazardous wastes or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid substances and any regulation, order, notice or demand issued pursuant to such statute or ordinance, in each case applicable to the property or assets of the Tenant or the operation, construction or modification of any thereof, including without limitation the following: the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act as amended by the Solid and Hazardous Waste Amendments of 1984, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Solid Waste Disposal Act, and any state statutes addressing similar matters, and any state statute providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of hazardous substances and any state nuisance statute. Tenant will not dump, flush, or in any way introduce any toxic substance into the sewerage or other waste disposal system serving the premises. Tenant shall provide Landlord with such information legally required by governmental authorities as Landlord may reasonably request from time to time with respect to compliance with this Section.

9.    REPRESENTATIONS AND WARRANTIES OF LANDLORD

      (a) Ownership of Premises. Landlord represents and warrants that Landlord is the lawful owner, of record and beneficially, of the premises and has unrestricted power and authority to lease the premises or any portion of the premises to Tenant in accordance with the terms of this lease. Landlord will take all steps necessary to subdivide or otherwise insure the leaseability of the premises.

      (b) Compliance With Laws (Generally). Landlord represents and warrants to Tenant that on the date of delivery of possession of the premises to Tenant, Landlord has received no notice of violation or other indication of failure to comply with, and is aware of no condition which would give rise to such a notice or indication relating to any and all laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, and occupancy of the premises, and all rules, orders, regulations, and requirements of the board of fire underwriters or insurance service office, or any similar body having jurisdiction over the premises. Should such a notice or indication be received which in any way interferes with Tenant's use and enjoyment of the premises and should the condition giving rise to such notice or indication not be corrected within thirty (30) days, Tenant may, but need not, at any time during such interference, terminate this Lease upon thirty (30) days, prior notice.

      (c) Compliance With Environmental Laws. With respect to both the premises and the premises, Landlord represents and warrants to Tenant:

      (1) Landlord has no knowledge and has received no notice of any pollution, health, safety, fire, environmental, sewerage or building code violation, asbestos, PCB's, PCB articles, PCB containers, PCB article containers, PCB equipment, PCB transformers or PCB-contaminated electrical equipment, as those terms are defined in any hazardous substance laws as that term is defined in this subparagraph;

      (2) Neither the premises, nor the ground under or about the premises is contaminated with or contains any hazardous or toxic substance, pollutant, contaminants, or petroleum, including crude oil or any fraction of it, or contains any underground storage tank;

      (3) The premises have never been nor are they currently used for the generation, transportation, treatment, storage, or disposal of hazardous or toxic substances, pollutants, contaminants, or petroleum, including crude oil or any fraction thereof; except for a heating oil tank above ground.

      (4) The premises do not contain any conditions that could result in recovery by any governmental or private party of remedial or removal costs, natural resource damages, property damages, damages for personal injuries or other costs, expenses, or damages or could result in injunctive relief of any kind arising from any alleged injury or threat of injury;

      (5) The premises are not subject to investigation or is currently in administrative or judicial litigation regarding any environmental condition, such as alleged noncompliance or alleged contamination.

      (6) Landlord has undertaken all appropriate inquiry into the previous ownership and uses of the premises consistent with good commercial or customary practice, in light of any specialized knowledge or experience on the part of Landlord, and reasonably ascertainable information about the premises.

      (7) No part of the premises have been used in connection with hazardous or toxic substances, pollutants, contaminants, or petroleum, including crude oil or any fraction of them, as defined in any of the hazardous substance laws. No releases of hazardous or toxic substances, pollutants, contaminants, or petroleum, including crude oil or any fraction of them, as such terms are defined under the hazardous substance laws, has occurred from the premises into the environment, and no threat of such release exists.

      (8) Landlord will indemnify and hold harmless Tenant, its directors, officers, employees, and agents, and any assignees, subtenants, or successors to Tenant's interest in the premises, their directors, officers, employees, and agents, from and against any and all losses, claims, damages, penalties, and liability, including all out-of-pocket litigation costs and the reasonable fees and expenses of counsel, including without limitation all consequential damages directly or indirectly arising out of the use, generation, storage, release, or disposal of hazardous materials by Landlord, its agents, or contractors prior to execution of this lease or at any time after execution, or by any prior owner or operator of the premises or the premises, and also from and against the cost of any required repair, cleanup, or detoxification and any closure or other required plans to the full extent that such action is attributable, directly or indirectly, to the presence or use, generation, storage, release, threatened release, or disposal of hazardous materials by any person on, under, or in the premises prior to execution of this lease.

      (9) The provisions of this lease relating to hazardous substances will survive the expiration or termination of this lease.

      (10) If any cleanup, repair, detoxification, or other similar action is required by any governmental or quasi-governmental agency as a result of the storage, release, or disposal of hazardous materials by Landlord, its agents or contractors, at any time, or by any prior owner, possessor, or operator of any part of the premises, and such action requires that Tenant be closed for business or that access be denied for greater than a 24-hour period, then the rent will be abated entirely during the period beyond 24 hours. If the closure or denial of access persists in excess of 30 days then, at Tenant's election by written notice to Landlord given within 10 days after the end of the 30-day period, this lease will end as of the commencement of such closure.

      (11) For purposes of this lease, "hazardous material" means:

            (A) "hazardous substances" or "toxic substances" as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. Section 9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, both as amended to this date and as amended after this date;

            (B) "hazardous wastes," as that term is defined by the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. Section 6902, et seq., as amended to this date and as amended after this date;

            (C) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended to this date or as amended after this date;

            (D) crude oil or any fraction of it that is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute);

            (E) any radioactive material, including any source, special nuclear, or by-product material as defined at 42 U.S.C. Section 2011, et seq., as amended to this date or as amended after this date;

            (F) asbestos in any form or condition; and

            (G) polychlorinated biphenyls (PCB's) or substances or compounds containing PCB's.

9A.   OPINION OF COUNSEL

      As a condition of the execution of this lease, Tenant shall have received an opinion letter from counsel for Landlord, addressed to the Tenant, dated the execution date of this lease, to the effect that Landlord is the rightful owner of the premises and has full right and authority to enter into the lease for the purposes contemplated hereby.

10.   SIGNS

      Tenant may install signs on the premises in accordance with federal, state, and local statutes, laws, ordinances, and codes, but only to the extent such signs are replacements for signs currently existing on the premises and of the same size and character.

11.   REPAIRS AND MAINTENANCE

      Landlord will, at its sole cost and expense, maintain and make repairs, restorations, and replacements to the structural roof, walls, and foundations, and the fixtures and appurtenances to the premises as and when needed to preserve them in good working order and condition and regardless of whether the repairs, restorations, and replacements are ordinary or extraordinary, foreseeable or unforeseeable, capital or noncapital; provided, however, that the Tenant will be responsible for general repairs and maintenance of the mechanical systems (but not the replacement thereof) including, but not limited to the heating, ventilating, air conditioning, electrical, elevator and plumbing systems. All repairs, restorations, and replacements will be in quality and class equal to the original work or installations. If Landlord fails to make structural repairs, restorations, or replacements, Tenant may make them at the expense of Landlord and the expense will be paid, at Tenant's option, either within fifteen (15) days after delivery of a statement for the expense or by deduction of the expense from Tenant's rental obligation.

12.   ALTERATIONS

      Tenant will not make any alterations, additions, or improvements to the premises without Landlord's prior written consent; however, Landlord's prior written consent will not be necessary for any alteration, addition, or improvement which:

            (a) costs less than Five Thousand Dollars ($5,000) including labor and materials;

            (b) does not change the general character of the premises, or reduce the fair market value of the premises below its fair market value prior to the alteration, addition, or improvement;

            (c) is made with due diligence, in a good and workmanlike manner, and in compliance with the laws, ordinances, orders, rules, regulations, certificates of occupancy, or other governmental requirements described in paragraph 8;

            (d) is promptly and fully paid for by Tenant; and

            (e) is made under the supervision of an architect or engineer reasonably satisfactory to Landlord and in accordance with plans and specifications and cost estimates approved by Landlord.

            (f) notwithstanding the foregoing, the Tenant shall not make any alterations to the roofs without the prior consent of the Landlord.

Subject to Tenant's rights in paragraph 13, all alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made in or upon the premises by Tenant, will immediately become Landlord's property and at the end of the term of this lease will remain on the premises without compensation to Tenant. By notice given to Tenant no less than ninety (90) days prior to the end of this lease, Landlord may require that any alterations, additions, fixtures, and improvements made in or upon the premises be removed by Tenant. In that event, Tenant will remove the alterations, additions, fixtures, and improvements at Tenant's sole cost and will restore the premises to the condition in which they were before the alterations, additions, improvements, and additions were made, reasonable wear and tear excepted.

13.   END OF TERM

      At the end of this lease and any extension, Tenant will surrender the premises in good order and condition, ordinary wear and tear excepted. Tenant may remove from the premises any trade fixtures, equipment, and movable furniture placed in the premises by Tenant, whether or not the trade fixtures or equipment are fastened to the building. Tenant will not remove any trade fixtures or equipment without Landlord's prior written consent if the trade fixtures or equipment are used in the operation of the building or if the removal of the fixtures or equipment will impair the structure of the building. Tenant will remove alterations, additions, improvements, trade fixtures, equipment, and furniture that Landlord has requested be removed in accordance with paragraph 12. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, alterations, additions, and improvements not so removed will conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or to any other person and without obligation to account for them. Tenant will pay Landlord all expenses incurred in connection with Landlord's disposition of such property, including without limitation the cost of repairing any damage to the building or premises caused by removal of the property. Tenant's obligation to observe and perform this covenant will survive the end of this lease and any extension thereof.

14.   DAMAGE AND DESTRUCTION

      (a) If the premises or the portion of the premises necessary for Tenant's occupancy is damaged or destroyed during the term of this lease by any casualty insurable under standard fire and extended coverage insurance policies, Landlord will repair or rebuild the premises to substantially the condition in which the premises were immediately prior to such destruction.

      (b) Landlord's obligation under this paragraph will not exceed the lesser of (1) with respect to the premises, the scope of building standard improvements installed by Landlord in the original construction of the premises, or (2) the extent of proceeds received by Landlord from any insurance policy maintained by Landlord.

      (c) The rent will be abated proportionately during any period in which, by reason of any damage or destruction not occasioned by the negligence or willful misconduct of Tenant or Tenant's employees or invitees, there is a substantial interference with the operation of the business of Tenant. The abatement will be proportional to the area of the premises that Tenant may be required to discontinue for the conduct of its business. The abatement will continue for the period commencing with the destruction or damage and ending with the completion of the work, repair, or reconstruction that Landlord is obligated to do.

      (d) If the premises, or the portion of the premises necessary for Tenant's occupancy, is damaged or destroyed (1) to the extent of ten percent (10%) or more of the then-replacement value of either, (2) by a cause or casualty other than those covered by fire and extended coverage insurance, or (3) to the extent that it would take in excess of thirty (30) days to complete the requisite repairs, then Tenant may terminate this lease. If this lease is not terminated pursuant to the preceding sentence, it will remain in full force and effect. Landlord and Tenant waive the provisions of any law that would dictate automatic termination or grant either of them an option to terminate in the event of damage or destruction. Tenant's election to terminate under this paragraph will be exercised by written notice to Landlord given within sixty (60) days after the damage or destruction. The notice will set forth the effective date of the termination of this lease.

      (e) During any period of reconstruction or repair of the premises, Tenant may continue the operation of its business in the premises to the extent reasonably practicable.

15.   CONDEMNATION

      (a) Termination. If all of the premises are taken in a condemnation, or if a portion of the premises are taken in condemnation and Tenant determines in good faith that it will be economically unfeasible to operate its business on the remaining portion of the premises, this lease will terminate and all obligations under it will cease as of the date upon which possession is taken by the condemnor, and the rent will be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid beyond that date will be repaid by Landlord to Tenant. If, after a partial condemnation of the premises, Tenant remains in possession of the remaining portion of the premises after the date on which the condemnor takes possession of the portion of the premises taken in condemnation, then the remaining portion will be deemed sufficient for the reasonable operation of Tenant's business and this lease will terminate only with respect to the portion of the premises possessed by the condemnor.

      (b) Partial Condemnation. If there is a partial condemnation and this lease has not been terminated pursuant to paragraph (a), Landlord will, at its sole cost, promptly restore the building and other improvements on the land to a condition and size as nearly comparable as reasonably possible to their condition and size immediately prior to the taking. In that event, there will be an equitable abatement of the rental payment according to the value of the premises before and after the taking, commencing from and after the date on which the condemnor takes possession.

      (c) Award. If a condemnation affecting Tenant occurs, Tenant will have the right to make a claim against the condemnor for leasehold damages, diminution in value of Tenant's leasehold, removal expenses, business dislocation damages, moving expenses or for other damages legally due it.

16.   SUBORDINATION

      (a) General. This lease and Tenant's rights under this lease are subject and subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien encumbrance or indenture, together with any renewals, extensions, modifications, consolidations, and replacements of them, which now or at any subsequent time affect the premises, any interest of Landlord in the premises, or Landlord's interest in this lease and the estate created by this lease (except to the extent that any such instrument expressly provides that this lease is superior to it). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant will execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, any documents as may be requested by Landlord, any ground Landlord or underlying lessor, or any mortgagee, or any holder of a deed of trust or other instrument described in this paragraph, to confirm or affect the subordination. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, Landlord, its successors, and assigns will be entitled to execute, acknowledge, and deliver the document on behalf of Tenant as Tenant's as attorney-in-fact. Tenant constitutes and irrevocably appoints Landlord, its successors, and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this paragraph.

      (b) Attornment. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in subparagraph (a) succeeds to Landlord's interest in the premises, Tenant will pay to it all rents subsequently payable under this lease. Tenant will automatically become the Tenant of, and attorn to, the successor in interest without change in this lease. Upon request by the successor in interest and without cost to Landlord or the successor in interest, Tenant will execute, acknowledge, and deliver an instrument or instruments confirming the attornment. The instrument of attornment will also provide that the successor in interest will not disturb Tenant in its use of the premises in accordance with this lease. If Tenant fails or refuses to execute, acknowledge, and deliver the instrument within twenty
(20) days after written demand, the successor in interest will be entitled to execute, acknowledge, and deliver the document on behalf of Tenant as Tenant's as attorney-in-fact. Tenant constitutes and irrevocably appoints the successor in interest as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any document described in this paragraph.

17.   LANDLORD'S ACCESS

      Landlord, its agents, employees, and contractors may enter the premises at any time in response to an emergency, and at reasonable hours to (a) inspect the premises, (b) exhibit the premises to prospective purchasers, or Tenants during the last six (6) months of the term, (c) determine whether Tenant is complying with its obligations in this lease, (d) supply any other service which this lease requires Landlord to provide, or (e) make repairs which this lease requires Landlord to make; however, all work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Landlord will at all times have a key with which to unlock all of the doors in the premises (excluding Tenant's vaults, safes, and similar areas).

18.   INDEMNIFICATION, WAIVER AND RELEASE

      (a) Indemnification. Tenant will indemnify Landlord, its agents, and employees against, and hold Landlord, its agents, and employees harmless from, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities, judgments, and expenses (including without limitation attorneys' fees and court costs) incurred in connection with or arising from:

            (1) the use or occupancy of the premises by Tenant or any person claiming under Tenant;

            (2) any activity, work, or thing done or permitted or suffered by Tenant in or about the premises;

            (3) any acts, omissions, or negligence of Tenant, any person claiming under Tenant, or the employees, agents, contractors, invitees, or visitors of Tenant or any person;

            (4) any breach, violation, or nonperformance by Tenant, any person claiming under Tenant, or the employees, agents, contractors, invitees, or visitors of Tenant, or any person of any term, covenant, or provision of this lease or any law, ordinance, or governmental requirement of any kind; or

            (5) except for loss of use of all or any portion of the premises or Tenant's property located within the premises that is proximately caused by or results proximately from the negligence of Landlord, any injury or damage to the person, property, or business of Tenant or its employees, agents, contractors, invitees, visitors, or any other person entering upon the premises under the express or implied invitation of Tenant.

If any action or proceeding is brought against Landlord, its employees, or agents by reason of any claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord.

      (b) The liability of either party hereto to indemnify the other will not extend to any matter against which the indemnitee is protected by insurance; however, if any liability exceeds the amount of the collected insurance, the liability of the indemnitor will apply to the excess.

      (c) Landlord will indemnify Tenant, its agents, and employees against, and hold Landlord, its agents, and employees harmless from, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities, judgments, and expenses (including without limitation attorneys' fees and court costs) incurred in connection with or arising from:

            (1) any activity, work, or thing done or permitted by Landlord in or about the premises;

            (2) any acts, omissions, or negligence of Landlord or any person claiming under Landlord or the employees, agents, contractors, invitees, or visitors of Landlord or any such person;

            (3) any breach, violation, or nonperformance by Landlord or any person claiming under Landlord or the employees, agents, contractors, invitees, or visitors of Landlord or any such person of any term, covenant, or provision of this lease or any law, ordinance, or governmental requirement of any kind; or

            (4) except for loss of use of all or any portion of the premises or Landlord,' s property located within the premises that is proximately caused by or results proximately from the negligence of Tenant, any injury or damage to the person, property, or business of Landlord, its employees, agents, contractors, invitees, visitors, or any other person entering upon the premises under the express or implied invitation of Landlord.

If any action or proceeding is brought against Tenant, its employees, or agents by reason of any such claim, Landlord, upon notice from Tenant, will defend the claim at Landlord's expense with counsel reasonably satisfactory to Tenant.

19.   SECURITY DEPOSIT

      On or before taking occupancy of the premises, Tenant will deposit Sixteen Thousand Six Hundred Sixty-six and 67/100 Dollars ($16,666.67) with Landlord as security for Tenant's payment of rent and performance of its other obligations under this lease, and any renewals or extensions of this lease. If Tenant defaults in its payment of rent or performance of its other obligations under this lease, Landlord may use all or part of the security deposit for the payment of rent or any other amount in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or for the payment to Landlord of any other loss or damage which Landlord may suffer by reason of Tenant's default. If Landlord so uses any portion of the security deposit, Tenant will restore the security deposit to its original amount within five (5) days after written demand from Landlord. Landlord will not be required to keep the security deposit separate from its general funds. If Tenant pays the rent and performs all of its other obligations under this lease, Landlord will return the unused portion of the security deposit to Tenant within sixty (60) days after the end of the term; however, if Landlord has evidence that the security deposit has been assigned to an assignee of the lease, Landlord will return the security deposit to the assignee. Landlord may deliver the security deposit to the purchaser of' the premises and be discharged from further liability with respect to it.

20.   COVENANT OF QUIET ENJOYMENT

      So long as Tenant pays the rent and performs all of its obligations in this lease, Tenant's possession of the premises will not be disturbed by Landlord, or anyone claiming by, through or under Landlord, or by the holders of the mortgages described in paragraph 16.

21.   DEFAULT

      (a) Cure. If Tenant fails to pay when due amounts payable under this lease or to perform any of its other obligations under this lease within the time permitted for its performance, then Landlord, after ten (10) days and without waiving any of its rights under this lease, may (but will not be required to) pay the amount or perform the obligation.

      All amounts so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any obligations (together with interest at the prime rate from the date of Landlord's payment of the amount or incurring of each cost or expense until the date of full repayment by Tenant) will be payable by Tenant to Landlord on demand. In the proof of any damages that Landlord may claim against Tenant arising out of Tenant's failure to maintain insurance, Landlord will not be limited to the amount of the unpaid insurance premium but will also be entitled to recover as damages for the breach the amount of any uninsured loss (to the extent of any deficiency in the insurance required by the provisions of this lease), damages, costs and expenses of suit, including attorneys, fees, arising out of damage to, or destruction of, the premises occurring during any period for which Tenant has failed to provide the insurance.

      (b) Events of Default. The following occurrences are "events of default":

            (1) Tenant defaults in the due and punctual payment of rent, and the default continues for ten (10) days after the due date.

            (2) Tenant vacates or abandons the premises;

            (3) This lease or the premises or any part of the premises is taken upon execution or by other process of law directed against Tenant, or is taken upon or subjected to any attachments by any creditor of Tenant or claimant against Tenant, and the attachment is not discharged within sixty (60) days after its levy;

            (4) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or is dissolved, or makes an assignment for the benefit of creditors;

            (5) Involuntary proceedings under any bankruptcy laws or insolvency act or f or the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of Tenants property, and the proceeding is not dismissed or the receivership or trusteeship is not vacated within sixty (60) days after institution or appointment;

            (6) Tenant breaches any of the other agreements, terms, covenants, or conditions that this lease requires Tenant to perform, and the breach continues for a period of thirty (30) days after notice by Landlord to Tenant.

      (c) Remedies. If any one or more events of default set forth in paragraph 21 (b) occurs, then Landlord may, at its election, either:

            (1) give Tenant written notice of its intention to terminate this lease on the date of the notice or on any later date specified in the notice, and, on the date specified in the notice, Tenant's right to possession of the premises will cease and the lease will be terminated, except as to Tenant's liability set forth in this paragraph 21(c)(1) , as if the date fixed in the notice were the end of the term of this lease. If this lease is terminated pursuant to the provisions of this subparagraph (1), Tenant will remain liable to Landlord for damages in an amount equal to the rent and other sums that would have been owing by Tenant under this lease for the balance of the term if this lease had not been terminated, less the net proceeds, if any, of any reletting of the premises by Landlord subsequent to the termination, after deducting all Landlord's expenses in connection with reletting, including without limitation the expenses set forth in paragraph 21(c)(2). Landlord will be entitled to collect damages from Tenant monthly on the days on which the rent and other amounts would have been payable under this lease, if this lease had not been terminated, and Landlord will be entitled to receive damages from Tenant on each such day. Alternatively, at the option of Landlord, if this lease is terminated, Landlord will be entitled to recover from Tenant:

            (A) the worth at the time of award of the unpaid rent which had been earned at the time of termination;

            (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of rent loss that Tenant proves could reasonably have been avoided;

            (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term of this lease after the time of award exceeds the amount of rent loss that Tenant proves could reasonably be avoided; and

            (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this lease or which in the ordinary course of things would be likely to result from the failure.

The "worth at the time of award" is computed by discounting the amount at the discount rate of the Federal Reserve Bank of Boston at the time of award.

or

            (2) without demand or notice, re-enter and take possession of the premises or any part of the premises; repossess the premises as of the Landlord's former estate; expel the Tenant from the premises and those claiming through or under Tenant; and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. If Landlord elects to re-enter as provided in this paragraph 21(c)(2), or if Landlord takes possession of the premises pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this lease, relet the premises or any part of the premises, either alone or in conjunction with other portions of the building of which the premises are a part, in Landlord's or Tenant's name but for the account of Tenant, for the term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this lease) and on such terms and conditions as Landlord, in its reasonable discretion, may determine. Landlord may collect and receive the rents for the premises. No re-entry or taking possession of the premises by Landlord will be construed as an election on Landlord's part to terminate this lease unless a written notice of the intention is given to Tenant. No notice from Landlord under this lease or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this lease unless the notice specifically says so. Landlord reserves the right following any re-entry or reletting, or both, to exercise its right to terminate this lease by giving Tenant written notice, and in that event the lease will terminate as specified in the notice. If Landlord elects to take possession of the premises according to this paragraph 21(c)(2) without terminating the lease, Tenant will pay Landlord the rent and other sums which would be payable under this lease if the repossession had not occurred, less the net proceeds, if any, of any reletting of the premises after deducting all of Landlord's expenses incurred in connection with the reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling and repair costs, and expenses of preparation for the reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered by the reletting include areas that are not part of the premises, a fair apportionment of the rent received from the reletting and the expenses incurred in connection with the reletting will be made in determining the net proceeds received from reletting. In addition, in determining the net proceeds from reletting, any rent concessions will be apportioned over the term of the new lease. Tenant will pay the amounts to Landlord monthly on the days on which the rent and all other amounts owing under this lease would have been payable if possession had not been retaken, and Landlord will be entitled to receive the rent and other amounts from Tenant on each such day.

22.   PARKING

      Tenant will be entitled to use all parking spaces located on the premises as described in Exhibit A attached hereto, during the term subject to the rules and regulations set forth herein. The parking spaces will be unassigned, nonreserved, and nondesignated.

23.   MISCELLANEOUS

      (a) Holding Over. If Tenant remains in possession of the premises after the end of this lease, Tenant will occupy the premises as a Tenant from month to month, subject to all conditions, provisions, and obligations of this lease in effect on the last day of the term and Tenant shall pay a rent equal to the fixed rent due hereunder on the last month of the term or extended term plus 10% times the number of months of such holding over.

      (b) Estoppel Certificates. Within no more than fifteen (15) days after written request by Landlord, Tenant will execute, acknowledge, and deliver to Landlord a certificate stating:

            (1) that this lease is unmodified and in full force and effect, or, if the lease is modified, the way in which it is modified accompanied by a copy of the modification agreement;

            (2) the date to which rental and other sums payable under this lease have been paid;

            (3) that no notice has been received by Tenant of any default which has not been cured, or, if the default has not been cured, what Tenant intends to do in order to effect the cure, and when it will do so;

            (4) that Tenant has accepted and occupied the premises;

            (5) that Tenant has no claim or offset against Landlord, or, if it does, stating the date of the assignment and assignee (if known to Tenant); and

            (6) other matters as may be reasonably requested by Landlord.

Any certificate may be relied upon by any prospective purchaser of the premises and any prospective mortgagee or beneficiary under any deed of trust or mortgage encumbering the premises. If Landlord submits a completed certificate to Tenant, and if Tenant fails to object to its contents within ten (10) days after its receipt of the completed certificate, the matters stated in the certificate will conclusively be deemed to be correct. Furthermore, Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact to execute and deliver on Tenant's behalf any completed certificate to which Tenant does not object within ten (10) days after its receipt.

      (c) No Waiver. No waiver of any condition or agreement in this lease by either Landlord or Tenant will imply or constitute a further waiver by such party of the same or any other condition or agreement. No act or thing done by Landlord or Landlord's agents during the term of this lease will be deemed an acceptance of a surrender of the premises, and no agreement to accept the surrender will be valid unless in writing signed by Landlord. The delivery of

Tenant's keys to any employee or agent of Landlord will not constitute a termination of this lease unless Landlord has entered into a written agreement to that effect. No payment by Tenant, or receipt from Landlord, of a lesser amount than the rent or other charges stipulated in this lease will be deemed to be anything other than a payment on account of the earliest stipulated rent. No endorsement or statement on any check or any letter accompanying any check or payment as rent will be deemed an accord and satisfaction. Landlord will accept the check for payment without prejudice to Landlord's right to recover the balance of the rent or to pursue any other remedy available to Landlord. If this lease is assigned, or if the premises or any part of the premises are sublet or occupied by anyone other than Tenant, Landlord may collect rent from the assignee, subtenant, or occupant and apply the net amount collected to the rent reserved in this lease. No collection will be deemed a waiver of the covenant in this lease against assignment and subletting; the acceptance of the assignee, subtenant, or occupant as Tenant; or a release of Tenant from the complete performance by tenant of its covenants in this lease.

      (d) Authority. If Tenant signs this lease as a corporation, each of the persons executing this lease on behalf of Tenant warrants to Landlord that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the premises are located, that Tenant has full right and authority to enter into this lease, and that each and every person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant will provide evidence satisfactory to Landlord confirming these representations.

      (e) Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this lease will be written and will be deemed to have been given (1) when personally delivered, (2) when served pursuant to the Federal Rules of Civil Procedure, or (3) on the tenth (10th) day after it is deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to:

                  Landlord:      David F. Post
                                 Route 121
                                 Plaistow, NH 03865

                  with a copy at the same time to:

                                 Attorney Frederick L. Nagle, Jr.
                                 191 Merrimack Street
                                 P.O. Box 986
                                 Haverhill, MA 01831

                  Tenant :       Dover Saddlery, Inc.
                                 525 Great Road
                                 Littleton, MA 01460

                  with a copy at the same time to:

                                 John M. Sullivan, Esquire
                                 Sulloway & Hollis, P.L.L.C.
                                 9 Capitol Street, P.O. Box 1256
                                 Concord, NH 03302-1256

Either Landlord or Tenant may change its address or addressee for purposes of this paragraph by giving ten (10) days' prior notice according to this paragraph. Any notice from Landlord to Tenant will be deemed to have been given if delivered to the premises, addressed to Tenant, whether or not Tenant has vacated or abandoned the premises.

      (f) Attorneys' Fees. If Landlord and Tenant litigate any provision of this lease or the subject matter of this lease, it is agreed that each party will pay its respective costs of litigation, including reasonable attorneys fees and court costs.

      (g) Waiver of Jury Trial. Landlord and Tenant waive trial by jury in any action, proceeding, or counterclaim brought by either of then against the other on all matters arising out of this lease or the use and occupancy of the premises (except claims for personal injury or property damage).

      (h) Binding Effect. This lease will inure to the benefit of, and will be binding upon, Landlord's successors and assigns. This lease will inure to the benefit of, and will be binding upon, the Tenant's successors and assigns.

      (i) Intentionally omitted.

      (j) Septic System. Landlord agrees to permit Tenant to increase the size of the septic system and leach field which services the business of the Tenant if necessary. Tenant is responsible for compliance with all applicable rules and regulations and laws governing the repair and installation of said system together with all costs connected with the repair and installation of said system. Tenant agrees to provide Landlord with a plan setting forth the exact location and dimensions of the system following the completion of the installation.

      (k) Intentionally omitted.

      (1) Exclusivity. During the term of this lease, including any extension of the lease, the parties agree that Tenant shall not compete in the pet supplies business as is presently conducted by Dana Post on adjacent real estate owned by the Landlord. Additionally, Landlord agrees that during said period it shall not permit any party other than Tenant to sell tack and related items from real property owned by Landlord adjacent to the leased premises.

      (m) Intentionally omitted.

      Landlord and Tenant have executed this lease as of the first date above written in this lease.

                                               LANDLORD:

                                               /s/ David F. Post
                                               --------------------------------
                                               David F. Post

                                               TENANT:

                                               Dover Saddlery, Inc.

                                           By: /s/ Stephen L. Day
                                               --------------------------------
                                               Stephen L. Day, President

ATTEST:

By: /s/ Illegible
    -----------------------------------
    Its Director, Duly Authorized
Dated: October 16, 2001

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF ESSEX

      The foregoing instrument was acknowledged before me on October 12, 2001, by David F. Post.

                                            /s/ Illegible
                                            ------------------------------------
                                            Notary Public

                                            My Commission Expires: March 5, 2007

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF ESSEX

      On this the 12th day of October, 2001, before me, the undersigned officer, personally appeared Stephen L. Day, who acknowledged himself to be the President of Dover Saddlery, Inc., a corporation, and that he, as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.

                                        /s/ Illegible
                                        ----------------------------------------
                                        Notary Public

                                            My Commission Expires: March 5, 2007

                                       22